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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ________________

                                   FORM 8-K/A
                                  Amendment #1

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 1, 2005



                              PIVX SOLUTIONS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



         NEVADA                    000-33625                     87-0618509
(State or Other Jurisdiction      (Commission                  (IRS Employer
     of Incorporation)            File Number)               Identification No.)


                               23 CORPORATE PLAZA
                                    SUITE 280
                         NEWPORT BEACH, CALIFORNIA 92660
               (Address of Principal Executive Offices) (Zip Code)

                                 (949) 999-1600
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                                EXPLANATORY NOTE

PivX Solutions, Inc., hereby amends and restates Item 4.02 of its Current Report on Form 8-K dated June 2, 2005. Specifically, Item 4.02 of Form 8-K as originally filed contained an error where in it stated the effect of restatement would be approximately $2.7 million. The actual effect of restatement was approximately $1.9 million.

This Form 8-K/A contains only the item of Form 8-K which is being amended. The sections of the Company's 8-K as originally filed which are not included herein are unchanged and continue in effect as originally filed.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On May 22, 2005, the audit committee of the Company's board of directors concluded that the previously issued audited financial statement for the year ended December 31, 2004 should not be relied upon because of errors in that financial statement. The previously published audited financial statement and other financial information for the year ended December 31, 2004 will be restated in a Form 10-KSB/A.

The decision to restate these financial statements was made by the audit committee of the board of directors, upon the recommendation of management, after discovery and analysis of the errors.

This restatement relates to the asset recognized relating to 581,483 warrants. The Company previously accounted for 581,483 warrants issued to a third party consultant using a method which calculated the total value of all the warrants at $2,209,635. The valuation was made using the Black-Sholes model assuming a volatility rate of 324%, risk free rate of 2.87%, expected life of 2 years and no dividend yield. The warrants were issued in connection with a consulting contract and vested over the same 24 month period the consulting contract was to be in effect. The entire value of the warrant was recorded as a prepaid asset (current and long term) and as additional paid in capital. The asset was to then expected be amortized into compensation expense over the 24 month period. The Company subsequently conducted a review of this accounting policy and determined that it should not have recorded an asset upfront with the intension of amortizing it in the future. Rather, under EITF Abstracts Topic No. D-90, EITF 96-18, and FIN 28, the Company determined that it should have valued only a portion of the warrants at the period reporting date and should have recognized only those vested warrants as compensation expense as and additional paid in capital. The Company has determined the effect of the correction on its previously issued financial statements and will restate the financial statements for the year ended December 31, 2004. The anticipated effect of the restatement will be to decrease total assets and additional paid in capital by approximately $1.9 million. There is no anticipated effect on the statement of operations or loss per share.

The Company's management and the audit committee of the Company's board of directors have discussed the matters disclosed in this Item 4.02(a) with Singer Lewak Greenbaum & Goldstein LLP, the Company's independent registered public accounting firm for the audited financial statements for the year ended December 31, 2004.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         PIVX SOLUTIONS, INC.
            (Registrant)


         By /s/ Vance Ito
            --------------------------
            Name: Vance Ito
            Title: Controller and Treasurer (Principal Financial Officer)

         Date: June 13, 2005